UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AMENDMENT # 7- SEC FILE NO.: 333-137519

GEOPULSE EXPLORATION INC.

(Exact name of Registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	1000 Standard Industrial Classification	Applied For IRS Employer Identification Number

GEOPULSE EXPLORATION INC. Tim Sun, President 1055 West Georgia Street, Suite 2772 Vancouver, British Columbia, Canada (Name and address of principal executive offices) V6E 3R5 (Zip Code)

Registrant's telephone and fax number, including area code:
Telephone: (778) 318-4988
Fax: (604) 688-8030

EMPIRE STOCK TRANSFER INC.
2470 St. Rose Parkway, Suite 304
Henderson, Nevada,

Telephone: (702) 818-5898	89128
(Name, address and telephone number of agent for service)	(Zip Code)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF		PROPOSED	PROPOSED	AMOUNT OF
EACH CLASS		MAXIMUM	MAXIMUM	REGISTRATION
OF SECURITIES	AMOUNT TO	OFFERING	AGGREGATE	FEE (2)
TO BE	BE	SECURITIES	PRICE PER	OFFERING
REGISTERED	REGISTERED	TO BE	SHARE (1)	PRICE (2)

Common Stock	1,680,000 shares	$0.05	$84,000	$8.99

(1) Based on the last sales price on January 20, 2006.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated ______________, 2007

Agent for service of process:	Empire Stock Transfer Inc. 2470 St. Rose Parkway, Suite 304 Henderson, NV 89074

PROSPECTUS
GEOPULSE EXPLORATION INC.
1,680,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk.  SEE SECTION ENTITLED “RISK FACTORS ON PAGES 7 - 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  There is no guarantee that our common stock will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: __________, 2007

Table Of Contents

PAGE
Summary	6
Risk Factors	5
Use Of Proceeds	7
Determination of Offering Price	8
Dilution	8
Selling Shareholders	8
Plan Of Distribution	12
Legal Proceedings	14
Directors, Executive Officers, Promoters And Control Persons	15
Security Ownership Of Certain Beneficial Owners And Management	16
Description Of Securities	17
Interests Of Named Experts And Counsel	18
Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities	18
Organization Within Last Five Years	19
Description Of Business	19
Mineralization	21
Management’s Discussion and Analysis	21
Description Of Property	25
Certain Relationships And Related Transactions	26
Market For Common Equity And Related Stockholder Matters	26
Executive Compensation	26
Financial Statements	27
Notes To The Financial Statements	29
Notes To The Financial Statements	36
Notes To The Financial Statements	36
SIGNATURES	46

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the CATHI 1 claim, located in British Columbia, Canada. We own a 100% interest in the CATHI 1 mineral claim. We purchased this claim from Albert Ablett of Kamloops, British Columbia for a cash payment of $5,000.

Our objective is to conduct mineral exploration activities on the CATHI 1 claim in order to assess whether it possesses economic reserves of gold, silver and molybdenum.  We have not yet identified any economic mineralization on the property.  Our proposed exploration program is designed to search for an economic mineral deposit.

There is currently no public market for our common stock and no certainty that a market will develop.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We were incorporated on August 13, 2004 under the laws of the state of Nevada.  Our principal offices are located at 1055 West Georgia Street, Suite2772, Vancouver, British Columbia, Canada.  Our telephone number is (778) 318-4988.

The Offering:

Securities Being Offered	Up to 1,680,000 shares of common stock.

Offering Price
The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our common stock will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 1,680,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	2,380,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet	July 31, 2007	January 31, 2007	January 31, 2006
	(unaudited)	(audited)	(audited)
Cash	$20,569	$25,290	$41,821
Total Assets	$24,569	$29,290	$45,821
Liabilities	$945	$945	$6,500
Total Stockholders’ Equity	$23,624	$28,345	$39,321

Statement of Loss and Deficit

From Incorporation on August 13, 2004 (inception) toJuly 31, 2007 (unaudited)

Revenue	$0
Net Loss	($19,376)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the CATHI 1 claim, and therefore we will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the CATHI 1 claim. While we have sufficient funds to conduct the proposed initial phase of exploration on the property, estimated to cost $7,400, we will require additional financing in order to determine whether the property contains economic mineralization. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for metals and investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the CATHI 1 claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the CATHI 1 claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on August 13, 2004 and to date have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the CATHI 1 claim and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. If we determine that the CATHI 1 claim does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes. Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the CATHI 1 claim does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended January 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CATHI 1 CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The CATHI 1 claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing zinc, silver and gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production.  We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT AND SECRETARY HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Dr. Tim Sun spends approximately 20% his business time, or approximately six hours per week, providing his services to us. Our secretary, Ms. Mar Bergstrom spends only about 10% of her business, or approximately three hours per week, time providing her services to us. We do not compensate our directors for the services that they provide to us.

While Dr. Sun and Ms. Bergstrom presently possess adequate time to attend to our interests, it is possible that the demands on Dr. Sun and Ms. Bergstrom from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We have engaged a broker, Spartan Securities Group, Ltd., who has applied for quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. The application will not be approved, if ever, until after the effectiveness of our registration statement. There is no guarantee that the application will be approved. Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  There is no guarantee that our common stock will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,680,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 1,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on November 28, 2005; and

2. 480,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 20, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering

Name of Selling Owned Stockholder Completion Offering	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percentage of Shares Owned Upon Completion Of This Offering
Hang Pan 1380 Spring Avenue Burnaby, BC	100,000	100,000	Nil	Nil

Wei Gao 6390 Willingdon Ave, Suite 317 Burnaby, BC	100,000	100,000	Nil	Nil

Xiao Dong Liu 6119 Cooney Road, Suite 1203 Richmond, BC	100,000	100,000	Nil	Nil

Jane Liu 6088 Willingdon Avenue Burnaby, BC	100,000	100,000	Nil	Nil

Huoqi Chen Floor 8, Xueyuan Tower No. 1 Zhichun Rd. Beijing,China	100,000	100,000	Nil	Nil

Xueying Zeng 602-Unit 1, Building 15 Jianshe Rd., Kunming Yunnan, China	100,000	100,000	Nil	Nil

Tianying Zheng #8-88th Street, Xiaohe Weiyuan, Sichuan, China	100,000	100,000	Nil	Nil

Helen Gao 2288 West 40th Ave, Suite 802 Vancouver, BC	100,000	100,000	Nil	Nil

Shi You Liu 201 - Building 7 West Wangjia District, Yueyang Hunan, China	100,000	100,000	Nil	Nil

Mattew Liang 8385 Roseberry Avenue Burnaby, BC	100,000	100,000	Nil	Nil

Zhiquan Cai 9 Zhichuan Rd. Haidian District Beijing, China	100,000	100,000	Nil	Nil

Yanxia Liu 10280 2nd Avenue Richmond, BC	100,000	100,000	Nil	Nil

David Lee Bergstrom 2919 West 13th Avenue Vancouver, BC	16,000	16,000	Nil	Nil

Steven Bergstrom 2919 West 13th Avenue Vancouver, BC	16,000	16,000	Nil	Nil

Weidong Yu 4339 Granville Street Vancouver, BC	16,000	16,000	Nil	Nil

Tianyu Zhang 4339 Granville Street Vancouver, BC	16,000	16,000	Nil	Nil

Jun Yao 5700 Arcadia Road, Suite 126 Richmond, BC	16,000	16,000	Nil	Nil

Eric Hsu 4157 Cambridge Street Burnaby, BC	16,000	16,000	Nil	Nil

Chong Chuen Chung 8062 17th Avenue Burnaby, BC	16,000	16,000	Nil	Nil

Saibao Li 2133 West 57th Avenue Vancouver, BC	16,000	16,000	Nil	Nil

Demi Zeng 1689 East 37th Avenue Vancouver, BC	16,000	16,000	Nil	Nil

Xianfeng Liu 201 - Building 7 West Wangjia District, Yueyang Hunan, China	16,000	16,000	Nil	Nil

Hui Zhao 1730 E Eglington Ave. Ste 705 North York, ON	16,000	16,000	Nil	Nil

Yuping Liu 220 Mayor Street Toronto, ON	16,000	16,000	Nil	Nil

Cheng Han Li 2130 Adanac Street Vancouver, BC	16,000	16,000	Nil	Nil

Yue Yao 2130 Adanac Street Vancouver, BC	16,000	16,000	Nil	Nil

Nancy Ho 1450 West 40th Avenue Vancouver, BC	16,000	16,000	Nil	Nil

Greta S.F. Ho 2130 Adanac Street Vancouver, BC	16,000	16,000	Nil	Nil

Patrick Wong 808 West 40th Avenue Vancouver, BC	16,000	16,000	Nil	Nil

Jesse Chan 12451 Jensen Drive Richmond, BC	16,000	16,000	Nil	Nil

Bei Zhou 4411 Beatrice Street Vancouver, BC	16,000	16,000	Nil	Nil

Da Xin Ma 6081 No. 3 Road, Suite 826 Richmond, BC	16,000	16,000	Nil	Nil

Haipei Sun 8180 Granville Avenue, Ste 1108 Richmond, BC	16,000	16,000	Nil	Nil

Xuedong Zhang 725 Edgewood Road North Vancouver, BC	16,000	16,000	Nil	Nil

Limei Zhou 725 Edgewood Road North Vancouver, BC	16,000	16,000	Nil	Nil

Dwayne Yaretz 939 Homer Street, Suite 3302 Vancouver, BC	16,000	16,000	Nil	Nil

Alex Von Kleist 5401 Greentree Road West Vancouver, BC	16,000	16,000	Nil	Nil

Ben Zhang 6390 Willingdon Ave, Suite 317 Burnaby, BC	16,000	16,000	Nil	Nil

Kwok Sing Wu 6226 Dunsmuir Crescent Richmond, BC	16,000	16,000	Nil	Nil

Zhen Hao Yin 8860 Main Street, Suite 190 Vancouver, BC	16,000	16,000	Nil	Nil

Polo (Canada) Investment & Management Corp 1050 Kingsway, Suite 202 Vancouver, BC	16,000	16,000	Nil	Nil

Yanhui Guo 5750 Larch Street, Suite 405 Vancouver, BC	16,000	16,000	Nil	Nil

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 2,380,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors;

(3) has been a registered broker-dealer or an affiliate of a registered broker-dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $25,008.99. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.  Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both

•	public offerings and secondary trading;

•	contains a description of the broker's or dealer's duties to the customer and of the rights and

•	remedies available to the customer with respect to a violation of such duties;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"

•	prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny

•	stocks; and

•	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;

•	details of the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable

•	information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is Empire Stock Transfer, Inc., 2470 Saint Rose Pkwy, Suite 304, Henderson, NV 89074.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director	Age
Tim Sun	45

Mar Bergstrom	55

Executive Officers:

Name of Director	Age	Office

Tim Sun	45	President, Chief Executive Officer, Chief Financial Officer and Director

Mar Bergstrom	55	Secretary, Treasurer and Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Dr. Tim Sun has acted as our President, Chief Executive Officer, Chief Financial Officer and as a director from our incorporation on August 13, 2004. From July 2005 to present, Dr. Sun has acted as president and CEO of Canadian Sinosun Energy Inc., a private company involved in coal mining in Canada and China. From January 2003 to July 2005, Dr. Sun acted as Chief Representative in China for Ivanhoe Mines Ltd., located in Vancouver, BC. Dr. Sun was in charge of business development in China for this Canadian mining company. He developed the company’s engineering, procurement, and logistics team in China for its copper-gold project in Mongolia and established connections with Chinese government, mining corporations and banks.

From May 2001 to January 2003, Dr. Sun acted as an Investment Consultant & Vice President of Wanbao Resources Corp., located in Beijing, China. Dr. Sun was responsible for developing relationships with government and mining companies and was in charge of the full feasibility study and engineering design for a copper and cobalt metallurgical plant in Congo.

From January 2000 to May 2001, Dr. Tim Sun acted as President of Sinosun Enterprises Inc., located in Burnaby, British Columbia where he developed investment projects related to Canada, China and Africa. He also acted as consultant for an overseas mining company involved in mineral investment in Tibet.

Dr. Tim Sun earned his Ph. D. and Certificate of Professional Supervisor from Queen’s University, Kingston, Ontario, Canada in September 1993. In 1985, he received his Master of Science degree at the Beijing General Research Institute of Mining and Metallurgy in Beijing, China. In 1982, he received his Bachelor of Science degree from Northeast University in Shenyang, China.

Dr. Sun devotes 20% of his business time, or approximately six hours per week, to our affairs. The balance of his business time is focused on Canadian Sinosun Energy Inc.

Ms. Mar Bergstrom has acted as our Secretary, Treasurer and as a director from our incorporation on August 13, 2004. Since 1997, Ms. Bergstrom has been an independent consultant to public companies through LGM Lions Gate Management Ltd., a private British Columbia company. She has provided administration, regulatory and corporate compliance services to public companies and private companies for over 20 years.

From March 2003 to June 2005, Ms. Bergstrom was corporate secretary for Minco Mining & Metals Corporation, a TSX listed company. During February to July 2005, she also held the same position with IMA Exploration Inc., a TSX Venture Exchange and American Stock Exchange listed company. From August 2005 to present, she has acted as corporate secretary of East Energy Corporation, a Canadian report company.

Ms. Bergstrom does not have any professional training or technical credentials in the exploration, development and operation of mines.

Ms. Bergstrom devotes 10% of her business time, or approximately three hours per week, to our affairs. The balance of her business time is focused on LGM Lions Gate Management Ltd.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees. Our officers and directors voluntarily provide their services to us without compensation.

Conflicts of Interest

Both of our directors are involved in non-company business ventures that involve mineral properties and exploration. As our present business plan is focused entirely on the CATHI 1 property, there is no expectation of any conflict between our business interests and those of our directors. However, possible conflicts may arise in the future if we seek to acquire interests in additional mineral properties.

Our bylaws provide that each officer who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as our officer shall, in writing, disclose to the president the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest. For example, if we propose to enter into a transaction in which our president, Dr. Sun, has a direct interest, he must disclose this interest to our other director, Ms. Bergstrom, at the board meeting to consider the transaction. Dr. Sun must then abstain from voting on the resolution to approve the transaction. Accordingly, in order for us to approve the transaction, Ms. Bergstrom would have to approve it. In making this decision, Ms. Bergstrom is required to act in the best interests of the company.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of Class

Common Stock	Tim Sun President, Chief Executive Officer, Chief Financial Officer, and Director 2423 Granville Street, Vancouver, BC, Canada	350,000	14.7%

Common Stock	Mar Bergstrom Secretary, Treasurer and Director 2919 West 13th Avenue Vancouver, BC, Canada	350,000	14.7%

Common Stock	All officers and directors as a group that consists of two people	700,000	29.4%

The percent of class is based on 2,380,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July 10, 2007, there were 2,380,000 shares of our common stock issued and outstanding that are held by 44 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

 Frascona, Joiner, Goodman and Greenstein, P.C. of Boulder, Colorado will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

The financial statements included in this prospectus and the registration statement have been audited by DMCL, Chartered Accountants LLP, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on August 13, 2004 under the laws of the state of Nevada.  On that date, Tim Sun was appointed as our President, Chief Executive Officer, Chief Financial Officer and director and Mar Bergstrom was appointed as Secretary, Treasurer and director. Dr. Sun acts as our sole promoter. He was responsible for founding and organizing our business.

Dr. Sun has not received, and has no agreement to receive, anything of value, directly or indirectly, from us.

Description Of Business

In General

We are an exploration stage company. We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility.  We own a 100% interest in one mineral claim known as the CATHI 1 claim. There is no assurance that a commercially viable mineral deposit exists on the property.  Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the CATHI 1 claim in order to ascertain whether it possesses economic quantities of gold, silver and molybdenum.  There can be no assurance that economic mineral deposits or reserves exist on the CATHI 1 claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the CATHI 1 claim and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Description, Location and Access

The CATHI 1 claim is located approximately 25 kilometers northwest of Little Fort, British Columbia and is accessible by Highway 24 from Little Fort, then by the Deer Lake Forest Access Road northwest to Monticola Lake. The claim is accessible by surrounding logging roads on the west, north and east of the property and limited access by overgrown logging roads west and southwest of the claim. The claim consists of eight units totaling 450 hectares. Logging is taking place in the eastern part of the claim. The following map illustrates the claim location:

Mineralization

The following technical terms in this section have the following meaning:

Augite is a dark-green to black glassy mineral of the pyroxene group containing large amounts of aluminum and iron and magnesium.

Basalt is a heavy, dark-colored rock that has cooled from molten material, that may occur in or on the earth’s surface.

Breccia is rock composed of angular fragments of older rocks melded together.

Andesite is a gray, fine-grained volcanic rock

Chert is a siliceous rock containing microcrystalline quartz. Chert usually occurs in round form but may be deposited in layers. Dark gray chert is called flint.

Siltstone is a fine-grained rock of consolidated silt.

Shale is a fissile rock composed of layers of claylike, fine-grained sediments.

Porphyry is a very hard igneous rock consisting of large-grained crystals. The traditional term "Porphyry” refers to a purple-red stone valued for its appearance.

Feldspar refers to a group of rock-forming minerals which make up about 60% of the earth’s crust.

Calcite is a common mineral consisting of crystallized calcium carbonate; a major constituent of limestone.

A vein is a regularly shaped and lengthy occurrence of an aggregate of minerals. They are formed by fluids carrying mineral constituents into a rock mass as a consequence of some form of hydraulic flow within the rock.

Pyrite, also known as “fool’s gold” is a common mineral containing mainly iron disulfide that is pale yellow in color.

The northeastern half of the CATHI 1 claim is underlain by mainly augite basalt, breccia, and small amounts of andesite. The southwestern half of the claim contains an abundant amount of black chert, dark siltstone and shale. These rocks are volcanic and sedimentary rocks of the Nicola Group, which host significant deposits of copper porphyry, such as feldspar or quartz, dispersed in a fine-grained feldspathic matrix (groundmass).

Quartz-calcite veins along the CATHI 1 claim property are narrow, ranging from three to six centimeters wide, the widest being a quartz-calcite-pyrite vein. Some of the quartz-pyrite veins within augite basalt minerals contain a slightly elevated value in silver. Almost half of the veins contain small amounts of pyrite. Other veins contain small amounts of gold, silver, zinc, copper and lead.

Claim Acquisition

On August 13, 2004, we executed a Bill of Sale Absolute with Albert Ablett of Kamloops, British Columbia, whereby he sold a 100% interest in the CATHI 1 mineral claim to us. In order to acquire the 100% interest in this claim, we paid $5,000 to Mr. Ablett.

Exploration History

The British Columbia Geological Survey, a branch of the British Columbia government, has compiled exploration information on the CATHI 1 claim. Analysis of the claim area has demonstrated that the property contains rock types consistent with similar types that have hosted significant copper deposits.

In the southwestern area of the CATHI 1, samples anomalous in silver, gold, copper, zinc, chromium and molybdenum were taken and analyzed. The samples contain moderately elevated values in silver, gold and molybdenum.

This exploration work included geochemical surveying and geological mapping. Geochemical surveying involves gathering chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content. The grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and molybdenum. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Geological Assessment Report

We have obtained a geological summary report on the CATHI 1 claim that was prepared by Dr. Kenneth Murray Dawson, a professional geologist, of North Vancouver, British Columbia. Dr. Dawson is a member of the Association of Professional Engineers and Geoscientists of British Columbia, a member of the Canadian Institute of Mining and Metallurgy, a member of the Mineralogical Association of Canada and a corresponding member of the Russian Academy of Science. His report discusses the geology of the area surrounding and particular to the CATHI 1 claim, and makes a recommendation for further exploration work.

In his report, Dr. Dawson concludes that the CATHI 1 claim has the potential to contain notable silver, gold, zinc and copper mineralization within quartz veins. Geochemical studies released by the BC Geological Survey Branch indicate a modest potential for zinc, silver, gold and molybdenum. Dr. Dawson is of the opinion that this data, along with geophysical and geochemical maps showing soil anomalies and magnetic anomalies, provides enough information to warrant further investigation to confirm the work and showings noted to date.

Conclusions

Dr. Dawson, the author of the geological report on the CATHI 1 claim, recommends that the southwestern half of the claim should be prospected and geochemically sampled. He is of the opinion, based on the results from the work report, that we purchase or option the adjoining properties from the current owners for the purpose of carrying out regional geochemical and prospecting surveys. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization. Geochemical sampling involves gathering chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. Grab samples are soil samples or pieces of rock that appear to contain metals such as gold, silver, copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Exploration Budget

Our proposed exploration budget for the recommended phase one exploration program, consisting of geochemical sampling and prospecting, is as follows:

Geologist	$2,500
Technician	$1,000
Room and board	$400
Supplies	$400
Assays	$1,200
Report	$1,500
Filing Fees	$400

Total:	$7,400

Following the completion of the phase one exploration program and a review of the results, our consulting geologist will then provide us with recommendations and a budget for a phase two exploration program on the CATHI 1 property.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the Environment. In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location. Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $20,000 for future exploration phases. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

Water discharge will have to meet water standards;

•	Water discharge will have to meet water standards;

•	Dust generation will have to be minimal or otherwise re-mediated;

•	Dumping of material on the surface will have to be re-contoured and re-vegetated;

•	An assessment of all material to be left on the surface will need to be environmentally benign;

•	Ground water will have to be monitored for any potential contaminants;

•	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

•	There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

Employees

We have no employees as of the date of this prospectus. Our two directors provide their services to us on a voluntary basis.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Management’s Discussion and Analysis

Plan Of Operations

We are a development stage company which has not yet earned any revenues from operations. We own one mineral claim known as the CATH 1 Claim, which is located in British Columbia, Canada. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

From the date of our incorporation (August 13, 2004) to the present we have not received any revenues from operation and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one exploration program on the CATHI 1 claim consisting of mapping, prospecting and geochemical sampling.

We anticipate that the program will cost approximately $7,400 based on an estimate provided by our consulting geologist, Kenneth M. Dawson. To date, we have not commenced exploration on the CATHI 1 claim. We intend to commence exploration on the CATHI 1 claim in the fall of 2007, as soon as we find an available geologist. The program is estimated to take two months to complete, including the interpretation of results.

Geochemical sampling refers to the gathering of chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Dr. Dawson will provide and recommend further exploration and a budget for a phase two upon completion of phase one and a review of the results. We then intend to commence the phase two program in the Spring or Summer of 2008. We will not know the extent of this program until we have received the recommendations from Dr. Dawson following the completion of phase one.

In the next 12 months, we also anticipate spending an additional $25,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $32,400.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We may also seek to obtain short-term loans from our directors, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

We do not expect to earn any revenue from operations until we have either commenced mining operations on the CATHI 1 claim or have sold an interest in the property to a third party. Before this occurs, we expect that we will have to complete current recommended exploration on the property, as well as additional exploration recommended by a geologist.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Description Of Property

We own a 100% interest in the mineral claim comprising the CATHI 1 claim.  We do not own or lease any property other than the CATHI 1 claim.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares

•	carrying more than 10% of the voting rights attached to our

•	outstanding shares of common stock;

•	Our sole promoter, Tim Sun;

•	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We have engaged a broker, Spartan Securities Group, who has applied for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  The application has not yet been approved and will not be approved, if ever, until after the effectiveness of our registration statement. Consequently, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. As well, there is no assurance that our stock may be resold at the offered price if and when an active secondary market might develop. Even if developed, a public market for our securities may not be sustained.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 44 registered shareholders.

Rule 144 Shares

A total of 700,000 shares of our common stock are available for resale to the public after November 15, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of our common stock then outstanding which, in our case, will equal 23,800 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 700,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.  we would not be able to pay our debts as they become due in the usual course of business; or

2.  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal periods ended January 31, 2007 and 2006 and subsequent to that period to the date of this prospectus.

Annual Compensation

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation on Earnings	All Other Compensation	Total

Tim Sun	2007	$0	$0	None	None	None	None	None	$0
	2006	$0	$0	None	None	None	None	None	$0
	2006	$0	$0	None	None	None	None	None	$0

Mar Bergstrom	2007	$0	$0	None	None	None	None	None	$0
	2006	$0	$0	None	None	None	None	None	$0
	2005	$0	$0	None	None	None	None	None	$0

Director Independence

Our securities are not listed on any stock exchange or quoted on any quotation system. We have engaged a broker who has applied to have our common shares quoted for trading on the OTC Bulletin Board, however, there is no guarantee that this application will be successful. The application will not be approved, if ever, until after the effectiveness of our registration statement. We will not need to meet any director independence requirements in order to qualify for quotation on the OTC Bulletin Board.

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission. These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing. The company’s board of directors may not find independent a director who:

1.	is an employee of the company or any parent or subsidiary of the company;

2.
accepts, or who has a family member who accepts, more than $60,000 per year in payments from the company or any parent or subsidiary of the company other than (a) payments from board or committee services; (b) payments arising solely from investments in the company’s securities; (c) compensation paid to a family member who is a non-executive employee of the company’ (d) benefits under a tax qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive officers permitted under Section 13(k) of the Exchange Act;

3.	is a family member of an individual who is employed as an executive officer by the company or any parent or subsidiary of the company;

4.
is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

5.	is employed, or who has a family member who is employed, as an executive officer of another company whose compensation committee includes any executive officer of the listed company; or

6.	is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit.

Both of our directors are also executive officers who are employed by the Company. Accordingly, our board of directors has determined that our two directors, namely Dr. Tim Sun and Mar Bergstrom, are not independent under these rules.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Dr. Sun or Ms. Bergstrom.  We do not pay them any amount for acting as directors. Both of our directors have agreed to volunteer their time to our business for the time being in order to allow us to focus our fiscal resources on operations with a view to increasing the value of their personal stock positions in the company. Our Board of Directors has not identified any triggering events that would determine when compensation will be paid to Dr. Sun or Ms. Bergstrom or what the terms of such compensation would be.

Financial Statements

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS JANUARY 31, 2007
(Audited)

and
SIX MONTHS ENDED July 31, 2007
(Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Geopulse Explorations Inc.:

We have audited the balance sheets of Geopulse Explorations Inc (an exploration stage company) as at January 31, 2007 and 2006 and the statements of operations, stockholders’ equity and cash flows for the years ended January 31, 2007 and 2006, and for the period from August 13, 2004 (inception) to January 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2007 and 2006 and the results of its operations and cash flows and changes in stockholders’ equity for the years ended January 31, 2007 and 2006, and for the period from August 13, 2004 (inception) to January 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and finance its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As more fully described in Note 7, subsequent to the issuance of the Company’s 2007 financial statements and our initial report dated March 23, 2007, management of the Company determined that the 2005 financial statements contained an error as mineral property acquisition cost was expensed where it should have been capitalized. Accordingly, the comparative financial statements have been restated.
“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
March 23, 2007, except for Notes 3 and 7, which are as of August 29, 2007

GEOPULSE EXPLORATIONS INC. (An Exploration Stage Company) BALANCE SHEETS

	July 31, 2007	January 31, 2007	January 31, 2006
	- $ - Unaudited	- $ - Audited	- $ - Audited
		(Restated *)	(Restated *)
ASSETS
Current assets
Cash	20,569	25,290	41,821

MINERAL PROPERTY (Note 3)	4,000	4,000	4,000
	24,569	29,290	45,821

LIABILITIES
Current liabilities
Related party advance (Note 4)	945	945	6,500

STOCKHOLDERS’ EQUITY
Common stock (Note 5)
Authorized
75,000,000 common shares with a par value of $0.001
Issued and outstanding:
2,380,000 common shares (January 31, 2007 and 2006: 2,380,000)	2,380	2,380	2,380
Additional paid-in capital	40,620	40,620	40,620
Deficit accumulated during the exploration stage	(19,376)	(14,655)	(3,679)
	23,624	28,345	39,321

	24,569	29,290	45,821

Nature and continuance of operations (Note 1)

* See Note 7

- See Accompanying Notes -

GEOPULSE EXPLORATIONS INC. (An Exploration Stage Company) STATEMENTS OF OPERATIONS

	Six months to July 31, 2007	Six months to July 31, 2006	Year ended January 31, 2007	Year ended January 31, 2006	Period from August 13, 2004 (Inception) to January 31, 2005	Cumulative from August 13, 2004 (Inception) to July 31, 2007
	- $ - Unaudited	- $ - Unaudited	- $ - Audited	-$ - Audited	- $ - Audited	- $ - Unaudited
					(Restated *)	(Restated *)
EXPENSES
Mineral property expenditures (Note 3)	-	-	-	2,440	-	2,440
General and administrative	4,721	6,219	10,976	824	415	16,936
NET LOSS	(4,721)	(6,219)	(10,976)	(3,264)	(415)	(19,376)

Basic and diluted net loss per share	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)

Weighted average shares outstanding	2,380,000	2,380,000	2,380,000	420,547	-	-

* See Note 7

- See Accompanying Notes -

GEOPULSE EXPLORATIONS INC. (An Exploration Stage Company) STATEMENTS OF CASH FLOWS

	Six months to July 31, 2007	Six months to July 31, 2006	Year ended January 31, 2007	Year ended January 31, 2006	Period from August 13, 2004 (Inception) to January 31, 2005	Cumulative from August 13, 2004 (Inception) to July 31, 2007
	- $ - Unaudited	- $ - Unaudited	- $ - Audited	-$ - Audited	- $ - Audited	- $ - Unaudited
					(Restated *)	(Restated *)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(4,721)	(6,219)	(10,976)	(3,264)	(415)	(19,376)
	(4,721)	(6,219)	(10,976)	(3,264)	(415)	(19,376)

CASH FLOWS FROM INVESTING ACTIVITIES
Mineral property acquisition	-	-	-	-	(4,000)	(4,000)
	-	-	-	-	(4,000)	(4,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party advances	-	(5,555)	(5,555)	-	6,500	945
Shares issued for cash	-	-	-	43,000	-	43,000
	-	(5,555)	(5,555)	43,000	6,500	43,945

NET INCREASE (DECREASE) IN CASH	(4,721)	(11,774)	(16,531)	39,736	2,085	20,569

CASH, BEGINNING	25,290	41,821	41,821)	2,085	-	-
CASH, ENDING	20,569	30,047	25,290	41,821	2,085	20,569

Supplemental cash flow information:
Cash paid for:
- Interest paid	-	-	-	-	-	-
- Income taxes paid	-	-	-	-	-	-

* See Note 7

- See Accompanying Notes -

GEOPULSE EXPLORATIONS INC. (An Exploration Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY For the period August 13, 2004 (Inception) to July 31, 2007

	Common Stock		Additional Paid-in	Deficit Accumulated During the Exploration
	Number	Par Value	Capital	Stage	Total
		$	$	$	$
				(Restated*)	(Restated*)
Balance August 13, 2004	-	-	-	-	-
Net loss	-	-	-	(415)	(415)

Balance, January 31, 2005 (Audited)	-	-	-	(415)	(415)
Capital stock issued for cash: - November 2005 at $0.001 per share	1,900,000	1,900	17,100	-	19,000
- January 2006 at $0.05 per share	480,000	480	23,520	-	24,000
Net loss	-	-	-	(3,264)	(3,264)

Balance, January 31, 2006 (Audited)	2,380,000	2,380	40,620	(3,679)	39,321
Net loss	-	-	-	(10,976)	(10,976)

Balance, January 31, 2007 (Audited)	2,380,000	2,380	40,620	(14,655)	28,345
Net loss	-	-	-	(4,721)	(4,721)

Balance, July 31, 2007 (Unaudited)	2,380,000	2,380	40,620	(19,376)	23,624

* See Note 7

- See Accompanying Notes -

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
July 31, 2007

1. NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on August 13, 2004 and is in the exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds from the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $19,376 as at July 31, 2007 and further losses are anticipated in the development of its business raising doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 “Accounting and Reporting by Development Stage Enterprises” in its characterization of the Company as an exploration stage enterprise.

Mineral Interests

Mineral property acquisition costs are capitalized in accordance with EITF 04-2. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. To date the Company has not established any reserves on its mineral properties.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and related party advance approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At July 31, 2007 a full-deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income.  SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The adoption of SFAS No. 158 had no impact on the financial position or results of operations of the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning February 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SFAS No. 158 had no impact on the financial position or results of operations of the Company.

3. MINERAL INTERESTS

Cathi 1 Claim, British Columbia, Canada

By a Bill of Sale dated August 13, 2004, the Company acquired a 100% undivided right, title and interest in and to the “Cathi 1” Claim located in the province of British Columbia, Canada from an unrelated party for $4,000. Property exploration costs of $2,440 were expensed in the year ended January 31, 2006.

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2007

4. RELATED PARTY TRANSACTIONS

As at July 31, 2007, a balance of $944 (January 31, 2007: $945; January 31, 2006: $6,500) is owing to the corporate manager of the Company. The amount is unsecured, non-interest bearing and has no specified terms of repayment.

5. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the year ended January 31, 2006, the Company issued 1,900,000 shares of common stock at $0.001 per share for total cash proceeds of $19,000 and 480,000 shares of common stock at $0.05 for total cash proceeds of $24,000.

At July 31, 2007, there were no outstanding stock options or warrants.

6. INCOME TAXES

As of July 31, 2007, the Company had net operating loss carry forwards of approximately $19,000 (January 31, 2007: $15,000; January 31, 2006: $4,000) that may be available to reduce future years’ taxable income through 2026. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 - RESTATEMENT OF COMPARATIVE FIGURES

The January 31, 2005 financial statements have been restated to reclassify $4,000 in mineral interest costs on the statement of operations to mineral property acquisition costs on the balance sheet. The reclassification did not affect liabilities. The impact on the previously issued financial statement is as follows:

	Previously Reported for the Year Ended January 31, 2005	Adjustments	Restated for the Year Ended January 31, 2005
	$	$	$

Net Loss	(4,415)	4,000	(415)
Deficit, Closing	(4,415)	4,000	(415)

Mineral Property	-	4,000	4,000

Cash flows from operating activities	(4,415)	4,000	(415)
Cash flows from investing activities	-	(4,000)	(4,000)

These restatements did not result in any change to reported financial position or results of operations for the year ended January 31, 2006 and 2007.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$8.99
Transfer Agent Fees	$1,000.00
Accounting and auditing fees and expenses	$7,500.00
Legal fees and expenses	$15,000.00
Edgar filing fees	$1,500.00

Total	$25,008.99

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 700,000 shares of our common stock at a price of $0.001 per share on November 15, 2005 to Tim Sun, our President (as to 350,000 shares) and Mar Bergstrom (as to 350,000 shares), our Secretary and Treasurer. The total amount received from this offering was $7,000.

These shares were issued pursuant to Regulation S of the Securities Act.  Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.001 per share to a total of twelve purchasers on November 28, 2005.  The total amount received from this offering was $1,200. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

Name of Shareholder	Number of Shares
Hang Pan	100,000
Wei Gao	100,000
Xiao Dong Liu	100,000
Jane Liu	100,000
Huoqi Chen	100,000
Xueying Zeng	100,000
Tianying Zeng	100,000
Helen Gao	100,000
Shi You Liu	100,000
Mattew Liang	100,000
Zhiquan Cai	100,000
Yanxia Liu	100,000

We completed an offering of 480,000 shares of our common stock at a price of $0.05 per share to a total of thirty purchasers on January 20, 2006.  The total amount received from this offering was $24,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

Name of Shareholder	Number of Shares
David Lee Bergstrom	16,000
Steven Bergstrom	16,000
Weidong Yu	16,000
Tianyu Zhang	16,000
Jun Yao	16,000
Eric Hsu	16,000
Chong Chuen Chung	16,000
Saibao Li	16,000
Demi Zeng	16,000
Xianfeng Liu	16,000
Hui Zhao	16,000
Yuping Liu	16,000
Cheng Han Li	16,000
Yue Yao	16,000
Nancy Ho	16,000
Greta S. F. Ho	16,000
Patrick Wong	16,000
Jesse Chan	16,000
Bei Zhou	16,000
Da Xin Ma	16,000
Haipei Sun	16,000
Xuedong Zhang	16,000
Limei Zhou	16,000
Dwayne Yaretz	16,000
Alex Von Kleist	16,000
Ben Zhang	16,000
Kwok Sing Wu	16,000
Zhen Hao Yin	16,000
Polo (Canada) Investment & Management Corp.	16,000
Yanhui Guo	16,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                              Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation*

3.2	Bylaws*

5.1	Legal opinion***

10.1	Bill of Sale Absolute dated August 13, 2004*

23.1	Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants ***

23.2	Consent of Dr. Kenneth M. Dawson, professional geologist**

* filed as an exhibit to our registration statement on Form SB-2 dated September 22, 2006

** filed as an exhibit to our registration statement on Form SB-2 dated February 14, 2007

*** filed herewith

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on November 2, 2007.

Geopulse Exploration Inc.

By:	/s/ Tim Sun
Tim Sun, President, Chief
Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Tim Sun	President, Chief Executive	November 2, 2007
Tim Sun	Officer, Chief Financial Officer,
principal financial officer, principal
accounting officer and director

/s/ Mar Bergstrom	Secretary, Treasurer and Director	November 2, 2007
Mar Bergstrom